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Exhibit 3.5

Annex B: Organizational Regulations

Tyco International Ltd.
(Tyco International AG)
(Tyco International SA)

ORGANIZATIONAL REGULATIONS

2009 Special General Meeting Proxy Statement            B-1

A.    SCOPE AND BASIS

These Organizational Regulations ("Organizational Regulations") are enacted by the board of directors ("board") of Tyco International Ltd. ("Tyco" or "company") pursuant to article 716b of the Swiss Code of Obligations ("CO") and Article 23 of the company's articles of association ("Articles of Association"). The Organizational Regulations govern the corporate governance, internal organization and the duties, powers and responsibilities of the executive bodies of the company and the group. For the purposes of these Organizational Regulations, the group shall mean the company and its subsidiaries, whereby subsidiaries means all companies in which the company holds directly or indirectly a majority of the voting rights or has the right to appoint a majority of the members of the supreme body of such company.

B.    EXECUTIVE BODIES OF THE COMPANY

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The executive bodies of the company are:

a)
The board of directors of the company ("board of directors" or "board") consisting of its members (each a "director");

b)
The chairman of the board ("chairman");

c)
The committees of the board ("committees");

d)
The chief executive officer of the company ("Chief Executive Officer") or the delegate of the board ("delegate") in case a board member is simultaneously Chief Executive Officer; and

e)
The other officers of the company (each an "officer" and together with the CEO "executive management").

C.    THE BOARD OF DIRECTORS

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Constitution.    The board shall elect a chairman and a lead director from amongst its members. The chairman or any board member may also be appointed as the Chief Executive Officer (such person then called "delegate of the board" or "delegate"). The board shall further appoint a secretary who does not need to be a director.

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Powers and Duties General.    The board is entrusted with the ultimate management of the company, the overall supervision of the group as well as with the supervision and control of management. The board is the ultimate executive body of the company and shall determine the principles of the business strategy and policies. The board shall exercise its function as required by law, the Articles of Association and these Organizational Regulations. The board shall be authorized to pass resolutions on all matters that are not reserved to the general meeting of shareholders or to other executive bodies by applicable law, the Articles of Association or these Organizational Regulations.

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Powers and Duties (Non-Transferable).    The board has in particular the following (non-transferable) duties and competences with regard to the company and the group:

a)
Ultimately manage and direct the company and the group and issue the necessary directives;

b)
Determine the overall organization and strategy including reviewing and approving management's strategic and business plans;

c)
Organize the finances, in particular determine the applicable accounting principles, the structuring of the accounting system, of the financial controls and of the internal audit as well as the financial planning;

d)
Appoint and remove the CEO (or the CEO functions in case of a delegate);

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  e)
  Grant signatory power;

  f)
  Verify the professional qualifications of the specially qualified independent auditors of the company;

  g)
  Ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, the Organizational Regulations and other regulations and directives and monitor management execution of corporate plans and objectives;

  h)
  Appraise the company's major risks and oversee that appropriate risk management and control procedures are in place and that senior executives take the appropriate steps to manage all major risks;

  i)
  Prepare the business report (including the financial statements) as well as the shareholders' meetings, and implement its resolutions;

  j)
  Pass resolutions regarding increases in share capital, as far as they are within the competence of the board (art. 651 para. 4 CO) as well as adopt capital increases and the amendments to the Articles of Association entailed therewith;

  k)
  Propose reorganization measures to the shareholders meeting if half the share capital is no longer covered by the company's net assets;

  l)
  Notify the judge (filing for bankruptcy or related matters) in the case of over-indebtedness; and

  m)
  Approve any agreements to which the company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act.

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Powers and Duties in Board Matters (Transferable).    The board has the following further powers and responsibilities regarding the board:

a)
Appoint and remove the chairman, the lead director (if any), the delegate (if the CEO is also member of the board) and the secretary (who does not need to be a member);

b)
Appoint and remove the members of the committees;

c)
Determine upon recommendation of the Compensation and Human Resources Committee the compensation of the directors, the chairman, the delegate (or the chairman/delegate) and the framework for executive management;

d)
Consider the reports and recommendations submitted to it by the committees and resolve on the proposals of the committees;

e)
Propose upon recommendation by the Nominating and Governance Committee to the shareholders' meeting candidates for election or re-election to the board; and

f)
Yearly review of the performance of the board, the committees and the directors.

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Powers and Duties in Operational Matters (Transferable).    The board has the following further powers and responsibilities regarding operational matters:

a)
Approve the annual investment and operating budget, financial plans, objectives, and actions including significant capital allocations and expenditures;

b)
Establish any code of ethics and business practice;

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  c)
  Select, monitor, evaluate, compensate, and if necessary replace the members of the executive management other than the CEO and see that management development and succession plans are maintained for these executive positions;

  d)
  Resolve on material capital expenditures, acquisitions, dispositions, investments, strategic and financing transactions as further determined in delegation guidelines;

  e)
  Be informed of provisions and write offs and depreciations outside the ordinary course of business;

  f)
  Establish the company's dividend policy;

  g)
  Approve capital market transactions on the account of the group, including buybacks of company shares;

  h)
  Delegate management powers and responsibilities to committees, directors and the executive management as further determined in delegation guidelines;

  i)
  Resolve on material debt issuances, credit facilities or similar instruments as further determined in delegation guidelines;

  j)
  Approve year-end reports of the company and the group, subject to the authority of the shareholders meeting;

  k)
  Determine that procedures are in place designed to promote compliance with laws and regulations and setting an ethical "tone at the top";

  l)
  Determine that procedures are in place designed to promote integrity and candor in the audit of the company's financial statements and operations, and in all financial reporting and disclosure;

  m)
  Design and assess the effectiveness of its own governance practices and procedures;

  n)
  Assess, on an annual basis, the performance of the Chief Executive Officer and the members of the executive management; and

  o)
  Determine the board's and Chief Executive Officer's compensation, and approving senior executives' compensation, based on performance in meeting pre-determined standards and objectives and approve the compensation principles of the group upon recommendation of the Compensation and Human Resources Committee.

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Delegation of Management.    The board of directors delegates the management of the company and the group to the Chief Executive Officer and the other members of the executive management as provided for by these Organizational Regulations. The board requires that senior management review major actions and initiatives with the board prior to implementation

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Secretary.    The secretary shall keep the minutes of the meetings of the board and give notice of such meetings and shall perform like duties for the committees of the board when so required. In the event of the secretary's absence or inability to act of the secretary, any other person designated by the chairman or lead director may act in the secretary's place.

Agenda.    A calendar of regular agenda items for the six regularly scheduled board meetings and all regularly scheduled committee meetings is prepared annually, by the chairman in consultation with the lead director, Committee Chairs, and all interested directors. The lead director, in consultation with the chairman, is responsible for setting meeting agendas with input from the directors. Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts will be made to make materials available one week in advance, in any event no later

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  than three days in advance. When practical, the same applies to special meetings of the board. Directors may ask for additional information from, or meet with, senior managers at any time.

Calling of Meetings.    The board meets at least six times annually, and additional meetings may be called in accordance with the corporation's bye-laws. Frequent board meetings are critical not only for timely decisions but also for directors to be well informed about company operations and issues. One of these meetings will be scheduled in conjunction with the company's annual general meeting and board members are required to be in attendance at the annual general meeting in person or exceptionally, by telephone. Meetings shall be convened by the secretary or the chairman or, in their absence, by the lead director and in his/her absence by any another director. Any director and the CEO may request that the chairman convene a meeting as soon as practicable, subject to providing a reason for so requesting a meeting. Notice of any meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Items on the agenda shall be set forth in such notice. Any director may waive any notice required to be given by law or these Organizational Regulations, and the attendance of a director at a meeting shall be deemed to be a waiver by such director of notice of such meeting. Unless all directors agree, only business indicated on the agenda may be transacted at any meeting. Furthermore, these formal requirements do not have to be observed, if a meeting is only convened in order to record the implementation of a capital increase, to pass resolutions approving related amendments of the Articles of Association and to adopt the report on the capital increase.

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Planning Sessions.    Strategic planning and succession planning sessions are held annually at a regular board meeting. The succession-planning meeting focuses on the development and succession of not only the chief executive but also the other senior executives.

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Executive Session.    An executive session of independent non-executive directors, chaired by the lead director, is held at each formal meeting of the board.

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Chairing of Meetings.    The chairman, or in his/her absence, a lead director or, in their absence, another director, shall chair the meetings.

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Proposals.    At board meetings, each director shall be entitled to submit proposals regarding the items on the agenda. This right may also be executed by way of correspondence.

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Quorum.    A quorum of the board shall be constituted when a majority of the directors are present in person or participate using some alternative means of instant communication, provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the chairman of the meeting. At such meeting of the board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present. A quorum of the board shall not be required in order to record the implementation of a capital increase, to pass resolutions regarding the amendments of the Articles of Association entailed therewith and to adopt the report on the capital increase.

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Majority Vote.    The board shall pass its resolutions with the relative majority of the votes cast whereby abstentions shall be disregarded for purposes of establishing the majority. In case of a tie of votes, the chairman shall not have the casting vote. Directors may not be represented.

Circular Resolutions.    Board resolutions may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no director requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5

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  (five) calendar days after hearing of the proposed resolution. Board resolutions by means of written resolutions require the affirmative vote of a majority of all of the directors.

Non-Physical Meetings.    Board meetings may be held and resolutions may be passed by means of a telephone or video conference or similar means of instant communication provided that (i) all directors interested to participate can be reached by such means and (ii) no director, when contacted for such conference, requests deliberation in a physical meeting.

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Minutes.    All resolutions shall be recorded. The minutes shall be signed by the chairman and the person keeping the minutes and must be approved by the board.

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Reporting.    At every meeting the delegate shall inform the board of directors on the current course of business and on important business developments of the company and the group. The board of directors shall be informed promptly of any extraordinary business development. If necessary, members of the executive management may be invited to attend board meetings. Directors shall be informed of extraordinary occurrences immediately by way of circulating letter, or, if necessary, also by telephone, facsimile or e-mail.

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Right to Request Information and Access.    Each director is entitled to request information from the chairman on all company and group matters. Each director is also entitled to access to business documents in the intervals between board meetings. Such requests shall be addressed in writing to the chairman of the board. Directors also have complete and open access to the Chief Executive Officer, the chief financial officer and the general counsel. To the extent necessary to fulfill his/her duties, each director may request from the chairman authorization to review books and records of the company. If the chairman rejects the director's request for information, for a hearing or for an inspection, then the board shall decide on such request.

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Compensation.    Each director shall be entitled to receive as compensation for such director's services as a director or committee member or for attendance at meetings of the board or committees, or both, such amounts (if any) as shall be fixed from time to time by the board upon proposal of the Nominating and Governance Committee. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by such director in attending any such meeting.

(A)
The board may from time to time determine that, all or part of any fees or other compensation payable to any director shall be provided in the form of shares or other securities of the company or any subsidiary of the company, or options or rights to acquire such shares or other securities, on such terms as the directors may decide.

(B)
The board may grant special compensation to any director who, being called upon, shall perform any special or extra services for or at the request of the company. Such special compensation may be made payable to such director in addition to or in substitution for his ordinary compensation (if any) as a director, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the company or of any other company in which the company is interested or by other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

(C)
Directors who are company officers receive no additional compensation for service as directors.

Conflicts of Interest.    Subject to any applicable law or regulation to the contrary, a director or officer (i) may be a party to or otherwise interested in any contract, transaction or other arrangement with the group, or in which the group is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or other arrangement with, or otherwise interested in, any company or other person promoted by the group

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  or in which the group is interested, subject to declaring this interest and the approval and/or authorization of a majority of the disinterested directors of such contract, transaction or other arrangement.

  (A)
  Subject to any applicable law or regulation to the contrary, it shall be a sufficient declaration of interest in relation to any contract, transaction or arrangement if the director or officer shall declare the nature of the director's or officer's interest at the first opportunity either (1) at a meeting of the board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the director or officer knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested or (2) by providing a general notice to each of the directors on the board declaring that he or she is an officer of or has a material interest in a person that is a party to a material contract or proposed material contract with the group and is to be regarded as interested in any transaction or arrangement made with that company or person.

  (B)
  So long as, when it is necessary, a director or officer declares the nature of his or her interest in accordance with the Articles of Association and a majority of the disinterested directors approve and/or authorize the contract, transaction or arrangement, a director or officer shall not by reason of his or her office be accountable to the company for any benefit the director or officer derives from any office or employment to which the Articles of Association allow him or her to be appointed or from any transaction or arrangement in which the Articles of Association allow the director or officer to be interested, and no such contract, transaction or arrangement shall be void or voidable on the ground of any such interest or benefit.

  (C)
  Upon declaring their interest, common or interested directors may be counted in determining the presence of a quorum and, subject to the Articles of Association, may vote at a meeting of the board or of a Committee thereof which considered or authorized the contract, transaction or arrangement.

D.    THE CHAIRMAN

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Power and Duties.    The chairman of the board shall preside at all meetings of the board. Further, the chairman has the following powers and duties:

a)
(Unless the chairman is the delegate) maintaining contact with the CEO between board meetings in order to be informed about important business developments;

b)
Preparing the agenda for the General Meetings of Shareholders and board meetings;

c)
Presiding over the general meetings of shareholders and board meetings;

d)
Informing the full board without delay of material extraordinary events; and

e)
Any other matters reserved by law, the Articles of Association or these Organizational Regulations to the chairman.

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Authority.    Should the chairman be unable or unavailable to exercise his functions, his functions shall be assumed by the lead director, if one has been elected, or if the latter has not been elected or should be unable or unavailable, another director appointed by the board.

E.    LEAD DIRECTOR

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The board shall appoint a lead director, who shall have the following responsibilities, together with such others as the board might from time to time specify:

a)
Act as Deputy chairman replacing the chairman should the chairman be unable or unavailable;

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  b)
  Participate with the chairman/delegate in establishing the agenda for board meetings, and circulate to the other directors the proposed agenda so as to receive and incorporate their suggestions as to additional agenda items;

  c)
  Preside at executive sessions of the non-management and the independent directors;

  d)
  Work with the Nominating and Governance Committee in the boards' performance evaluation process;

  e)
  Facilitate communication between directors and the chairman/delegate, respectively, without in any way becoming the exclusive means of such communication;

  f)
  Help assure that all directors receive on a timely basis the reports, background materials and resources necessary or desirable to assist them in carrying out their responsibilities;

  g)
  Monitor the company's mechanism for receiving and responding to communications to the board from shareholders;

  h)
  Respond to shareholder inquiries regarding matters other than audit-related matters; and

  i)
  Monitor the board's activities to ensure sound corporate governance.

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Special Committee.    The lead director may convene a "special committee" to review certain material matters being considered by the board. The special committee will report to their activities to the board.

F.     BOARD COMMITTEES

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General.    The board may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors, as designated by the board. The board may designate one or more alternate directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or one member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Association or these Organizational Regulations. The board shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

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Governing Procedural Rules.    Section 10, 11 and 14 to 20 above with respect to procedural matters shall apply also to meetings of committees, unless different provisions shall be prescribed by the board. Each Committee shall serve at the pleasure of the board. It shall keep minutes of its meetings and report the same to the board when required and shall observe such procedures as are prescribed by the board. Committee meetings are normally held in conjunction with board meetings. All board members are welcome to attend any committee meeting.

Individual Committees.    The standing committees of the board shall be the Audit Committee, the Compensation and Human Resources Committee, the Nominating and Governance Committee and any other committees designated by the board. Assignments to, and chairs of, the Audit and Compensation Committee are recommended by the Nominating and Governance Committee and selected by the board. The independent directors as a group elect the members and the chair of the Nominating and Governance Committee. All committees report on their activities to the board.

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G.    EXECUTIVE MANAGEMENT -- CHIEF EXECUTIVE OFFICER

Powers and Duties.    Subject to applicable law, regulations and stock exchange rules, the day-to-day executive management of the company shall be the responsibility of the Chief Executive Officer (or delegate in case the CEO is simultaneously a director). The Chief Executive Officer shall have the primary responsibility for the executive management of the company, and shall directly report to the board. In particular, the CEO shall have the following powers and responsibilities, to:

a)
Head the executive management and convene and chair its meetings;

b)
Liaise between the board and the executive management in all areas that are not reserved to the chairman;

c)
Chair the meetings of the executive management;

d)
Supervise and prepare the implementation of the resolutions of the board on the ultimate management of the company;

e)
Supervise the development of the strategies of the company by the executive management; and

f)
Supervise the formation for the top management of the company.

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Reporting.    The Chief Executive Officer shall regularly inform the board at the board meetings on the current course of business and all major business matters of the company.

H.    EXECUTIVE MANAGEMENT -- OFFICERS

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Composition.    The officers of the company shall be elected by the board and shall include the Chief Executive Officer, a President and one or more Vice Presidents (who may be further classified by such descriptions as "Executive," "Senior" or "Assistant" as determined by the board), Treasurer, Controller and such other officers, as the board may deem necessary or appropriate.

35
Powers and Duties.    The executive management shall manage the operations of the company and the overall business of the group and shall control all employees of the company. In particular, the executive management shall exercise the following duties and competences:

a)
Operationally manage the group, implement the strategic business policy, implement these Organizational Regulations as well as draw up the necessary additional regulations and directives for approval by the board as well as implement all approved regulations and directives;

b)
Manage and supervise all ongoing business and transactions of the group within the framework of these Organizational Regulations save for decisions with an extraordinary importance which require prior approval by the board;

c)
Prepare for approval by the board and implement the accounting, financial control and the financial planning;

d)
Prepare and present the annual accounts, the quarterly balance sheet as well as the annual report to the board and the subsidiary boards as well as periodical and legally required report to these boards on the course of business of the individual subsidiaries.

36
President.    The President shall be appointed by the directors and shall have such powers and perform such duties as the board may assign.

Vice-Presidents.    Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the board or determined by the Chief Executive Officer.

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Treasurer.    The Treasurer shall have the oversight and control of the funds of the company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the company except as otherwise provided in the Articles of Association.

Controller.    The Controller shall have the oversight and control of the accounting records of the company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the company.

40
Substituting Officers.    The board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in the Articles of Association, as may be prescribed by the board from time to time.

41
Term of Office.    Each officer shall hold office for the term for which appointed by the board, and until the person's successor has been appointed and qualified or until such person's earlier resignation or removal. Any officer may be removed by the board, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the company. Any officer may resign at any time by giving written notice to the board or the secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

I.     INDEMNIFICATION

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The company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The company may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

43
The board may authorize the company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Section H.

J.     CHARITABLE CONTRIBUTIONS

The board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors, and in other capacities with a host of other organizations. If Tyco directs a charitable donation to an organization in which a Tyco director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other Leadership capacities with the organization, the board must approve the donation. Any such donation approved by the board will be limited to an amount that is less than one percent of that organization's annual charitable

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  receipts, and less than one percent of Tyco's total annual charitable contributions. Furthermore, charitable donations by the company to organizations associated with a director are limited to matching donations in an amount no greater than the amount contributed by the director, and consistent with Tyco's employee matching gift program. Any commercial and charitable relations of Tyco with the directors' outside organizations are publicly reported, consistent with the regulatory requirements.

K.    GENERAL PROVISIONS

Signatory Power.    The directors, officers and other persons authorized to represent the company and its subsidiaries shall have single or joint signatory power, as determined appropriate by the board.

46
Returning of Files.    Upon termination of the relationship with the company all business files must be returned with the exception of documents used by a director to follow up his/her own actions.

47
Business Year.    The business year of the company starts on the last Saturday in September and ends on the last Friday in September.

L.    FINAL PROVISIONS

48
Entering into Force.    These Organizational Regulations shall enter into force on the date of adoption by the board.

Review and Amendments.    These Organizational Regulations shall be reviewed and if necessary amended on a regular basis by the board. The Nominating and Governance Committee reviews the board's organization annually and recommends appropriate changes to the board.

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  Exhibit 3.5 Annex B: Organizational Regulations